UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130 (Zip Code)
(Address of principal executive offices)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On November 13, 2014, the board of directors (the “Board”) of Tidewater Inc. (the “Company”) voted to increase the size of the Board from 10 to 11 members and, on the recommendation of its Nominating and Corporate Governance Committee, elected Richard D. Paterson to serve as a director effective immediately. Mr. Paterson, age 63, was appointed to serve on the Audit Committee and the Finance and Investment Committee. Assuming Mr. Paterson is renominated for Board service, he will stand for reelection by the Company’s stockholders at the 2015 annual meeting.

A copy of a press release issued by the Company regarding Mr. Paterson’s election is attached as Exhibit 99.1, which is hereby incorporated by reference into this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release, dated November 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

November 18, 2014	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel

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